Exhibit 99.1
                                                                    ------------

For Immediate Release
Date:    April 22, 2003
Contact: Joseph E. Timmons, President
         (765) 362-2400



                    UNION COMMUNITY BANCORP RELEASES EARNINGS

(Crawfordsville) - Union Community Bancorp (the "Company"), the holding company of Union Federal Savings and Loan Association (the "Association"), announced earnings for the three months ended March 31, 2003. For the three months ended March 31, 2003, the Company had net income of $645,000 compared to $647,000 the first quarter of 2002. Basic and diluted earnings per share were $0.31 for the three months ended March 31, 2003 compared to $0.30 for the 2002 period. The increase in earnings per share was due to the decrease in the average number of outstanding shares for the comparative periods because of stock repurchase programs.

The decrease in net income for the period was primarily attributable to a decrease in net interest income that resulted primarily due to amortization of purchase accounting adjustments which impacted interest expense during the 2002 and 2003 periods. Amortization of purchase accounting adjustments reduced interest expense by $126,000 in the 2003 period compared to a reduction of $276,000 for the 2002 period. The decrease in net interest income was offset by a decrease in other expenses from the 2002 to 2003 comparative periods primarily due to a one-time $411,000 termination fee for data processing services charged to expense during the first quarter of 2002 in connection with acquisition of Montgomery Financial Corporation.

From December 31, 2002 to March 31, 2003, total assets increased $11.9 million to $281.2 and net loans decreased $5.4 million to $211.3 million. During the same time frame, deposits increased by $11.3 million to $201.5 million. Shareholders' equity increased $408,000 to $37.6 million at March 31, 2003.

The Company and Association are  headquartered in  Crawfordsville,  Indiana with
two  branch  offices  in   Crawfordsville   and  branch  offices  in  Covington,
Williamsport and Lafayette, Indiana.

The statements contained in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in the financial condition of issuers of the Company's investments and borrowers, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, changes in the position of banking regulators on the adequacy of our allowance for loan losses, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                  (Unaudited)

Balance Sheet Data:                                March 31,        December 31,
                                                     2003              2002
                                                 ------------       ------------
           Assets
  Cash                                            $    724           $    993
  Interest-bearing demand deposits                  50,293             35,593
                                                  --------           --------
    Cash and cash equivalents                       51,017             36,586
  Interest-bearing deposits                            145                145
  Investment securities available for sale           3,006                ---
  Investment securities held to maturity             1,211              1,637
  Loans, net                                       211,270            216,703
  Premises and equipment                             3,804              3,239
  Federal Home Loan Bank stock                       3,424              3,424
  Investment in limited partnership                    847                837
  Foreclosed assets and real estate held
    for development, net                             1,577              1,607
  Goodwill                                           2,393              2,297
  Other Assets                                       2,551              2,841
                                                  --------           --------
      Total assets                                $281,245           $269,316
                                                  ========           ========

           Liabilities
  Deposits                                        $201,492           $190,191
  Federal Home Loan Bank advances                   39,559             39,752
  Note payable                                         132                303
  Other liabilities                                  2,465              1,881
                                                  --------           --------
      Total liabilities                            243,648            232,127

  Shareholders' equity                              37,597             37,189
                                                  --------           --------

      Total liabilities and shareholders' equity  $281,245           $269,316
                                                  ========           ========

  Book value per common share                       $16.50             $16.33
  Shares outstanding                             2,278,000          2,278,000
  Average equity to average assets                   13.54%             14.29%
  Allowance for loan losses to total loans            0.50%              0.47%

                                                      Three Months Ended
                                                             March 31,
                                                    2003               2002
                                                  --------           --------
Operating Data:
  Total interest and dividend income              $  4,226           $  4,620
  Total interest expense                             1,921              2,107
                                                  --------           --------
    Net interest income                              2,305              2,513
  Provision for loan losses                             30                 40
                                                  --------           --------
    Net interest income after provision for
      loan losses                                    2,275              2,473
                                                  --------           --------
  Other income (losses):
    Service charges of deposit accounts                 36                 32
    Equity in income (losses) of limited
      partnership                                       10                 (5)
    Gain on sale of securities available for sale      ---                  6
    Other                                               23                 44
                                                  --------           --------
      Total other income (losses)                       69                 77
                                                  --------           --------
  Other expenses:
    Salaries and employee benefits                     720                711
    Net occupancy and equipment expenses               156                129
    Legal and professional fees                         86                 41
    Data processing                                    101                480
    Other                                              279                240
                                                  --------           --------
      Total other expenses                           1,342              1,601
                                                  --------           --------
  Income before income taxes                         1,002                949
  Income taxes                                         357                302
                                                  --------           --------
    Net income                                    $    645           $    647
                                                  ========           ========

Other Data:
  Return on average assets                            0.93%              0.94%
  Return on average equity                            6.89%              6.47%
  Basic earnings per share                           $0.31              $0.30
  Diluted earnings per share                         $0.31              $0.30
  Cash dividends per common share                    $0.15              $0.11